EXHIBIT 10.74

WITS BASIN PRECIOUS MINERALS INC.
Amended and Restated
10% Senior Secured Promissory Note

Issuance Date:	December 17, 2009
Principal Amount:	$110,000

For value received, WITS BASIN PRECIOUS MINERALS INC., a Minnesota corporation (the “Maker”), hereby promises to pay to the order of China Gold, LLC, a Kansas limited liability company with an address of 4520 Main Street, Suite 1650, Kansas City, MO 64111 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of ONE HUNDRED AND TEN THOUSAND DOLLARS ($110,000), together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, as requested by the Holder.  The outstanding principal balance of this Note, together with all accrued and unpaid interest from the Original Issuance Date, shall be due and payable in full on February 15, 2010 (the “Maturity Date”) or at such earlier time as provided herein as provided herein.

This Note was originally issued on July 10, 2008 (the “Original Issuance Date”) and governed pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of February 11, 2008 (the “Purchase Agreement”), by and between the Maker and the Holder, as a successor-in-interest to Platinum Long Term Growth V, LLC, a Delaware limited liability company (“Platinum”), pursuant to an assignment and transfer of this Note, the Purchase Agreement and other Transaction Documents completed on or around April 17, 2009, and is amended and restated hereby to reflect an extension of the Maturity Date (as defined below) from October 8, 2008 to February 15, 2010.  Holder has delivered the original version of the Note to Maker marked “cancelled” on or prior to the date hereof, and agrees that such original Note shall no longer have any force or effect.

ARTICLE I
PAYMENT

Section 1.1          Interest.  Beginning on the Original Issuance Date, the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable in cash on the Maturity Date.  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall compound monthly and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

1

Section 1.2          Payment of Principal; Prepayment.   The Principal Amount hereof shall be paid in full on the earliest of (i) the Maturity Date, (ii) the due date of any mandatory prepayment as set forth herein, or (iii) upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note upon not less than two (2) business days’ prior written notice to the Holder without premium or penalty.

Section 1.3          Security Agreement.  The obligations of the Maker hereunder are secured by, among other things, a continuing security interest in certain assets of the Maker and certain of its subsidiaries pursuant to the terms of that certain Second Amended and Restated Security Agreement (the “Security Agreement”) dated on or around December 17, 2009 by and between Holder, Maker, Hunter Bates Mining Corporation (“Hunter Bates”) and Gregory Gold Producers, Inc. (“Gregory Gold”) and that certain Third Amended and Restated Pledge Agreement (the “Pledge Agreement”) dated on or around December 17, 2009 by and between Holder, Maker, Hunter Bates and Gregory Gold.

Section 1.4          Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

ARTICLE II
EVENTS OF DEFAULT;  REMEDIES

Section 2.1          Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           any default in the payment of (1) the principal amount hereunder when due, or (2) interest on, or liquidated damages in respect of, this Note, within three (3) business days after the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)           the Maker shall fail to observe or perform any other covenant or agreement contained in this Note, which failure is not cured, if possible to cure, within 3 business days after notice of such default sent by the Holder; or

(c)           default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document (as defined in said Purchase Agreement);  or

(d)           any material representation or warranty made by the Maker herein or in the Purchase Agreement or any Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(e)           the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $200,000 or (B) default in the observance or performance of any other agreement or condition relating to any indebtedness, that, in the aggregate, exceeds $200,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(f)           the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)           a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2          Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may, at any time, at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.  Upon an Event of Default, the Holder may proceed to exercise all rights and remedies against any and all collateral pledged to the Holder as security for this Note, including all collateral pledged under the Security Agreement.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.

ARTICLE III
MISCELLANEOUS

Section 3.1          Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 3.2          Governing Law; Consent to Forum.  This Note shall be governed by the laws of the State of Kansas without giving effect to any choice of law rules thereof; provided, however, that if any of the collateral securing the Indebtedness shall be located in any jurisdiction other than Kansas, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Holder’s security interest, lien or mortgage upon such collateral and the enforcement of Holder’s other remedies in respect of such collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Kansas.  AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, ISSUER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN JOHNSON COUNTY, KANSAS OR FEDERAL COURT IN THE DISTRICT OF KANSAS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  ISSUER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  ISSUER FURTHER AGREES NOT TO ASSERT AGAINST HOLDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY HOLDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS NOTE, THE OTHER INVESTMENT DOCUMENTS, HOLDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

Section 3.3          Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4          Binding Effect; Amendments.  The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.5          Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.6          Maker Waivers; Dispute Resolution.  Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)           No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)           THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 3.7          Fees and Expenses.  Upon execution of this Note, the Maker shall reimburse the Holder for reasonable and actual legal fees incurred by the Holder in the drafting and negotiation of this Note (which amount may be withheld by the Holder from amounts to be delivered to the Maker in connection with the issuance of this Note).  The Maker will pay on demand all costs of collection and attorneys’ fees paid or incurred by the Holder in enforcing the obligations of the Maker.  The Borrower represents and warrants that this Note is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Stephen D. King
Name:	Stephen D. King
Title:	Chief Executive Officer